Exhibit 10.33

EXECUTION COPY

SECOND AMENDMENT

To Credit Agreement

Dated as of June 30, 2009

by and among

PASSIVE ASSET TRANSACTIONS, LLC,

as Borrower,

RFC ASSET HOLDINGS II, LLC,

as Borrower,

RESIDENTIAL FUNDING COMPANY, LLC,

as Guarantor,

GMAC MORTGAGE, LLC,

as Guarantor,

RESIDENTIAL CAPITAL, LLC

as Guarantor,

Certain Affiliates of the Borrowers and Guarantors

party hereto as Obligors,

GMAC LLC,

as Initial Lender and as Credit Agent and as Omnibus Agent

and

Certain Other Financial Institutions and Persons from

time to time party hereto as Lenders

This SECOND AMENDMENT (this “Agreement”), dated as of June 30, 2009 (the “Amendment Effective Date”), is by and among Passive Asset Transactions, LLC, a Delaware limited liability company (“PATI”), RFC Asset Holdings II, LLC, a Delaware limited liability company (“RAHI” and, together with PATI, each a “Borrower” and collectively, the “Borrowers”), Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), Residential Capital, LLC, a Delaware limited liability company (“ResCap”), GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage”, and together with RFC and ResCap, each a “Guarantor” and collectively, the “Guarantors”), the various other parties signatory hereto as obligors (the “Obligors”), GMAC LLC, a Delaware limited liability company (“GMAC”), as the initial lender (in such capacity, the “Initial Lender”), the financial institutions and other Persons that are or may from time to time become parties hereto as Lenders (together with the Initial Lender and their respective successors and assigns, each a “Lender” and collectively, the “Lenders”), GMAC, as agent for the Lenders (together with its successors and assigns in such capacity, the “Credit Agent”), and GMAC, as Omnibus Agent (together with its successors and assigns in such capacity, the “Omnibus Agent”) under the Omnibus Security Agreement (as defined in the Credit Agreement).

Reference is hereby made to the Credit Agreement, dated as of June 1, 2009, among the Borrowers, the Guarantors, the Lenders, the Credit Agent and the Omnibus Agent (as amended and modified through the date hereof, the “Credit Agreement”).

RECITALS

1. Each of the parties hereto is a party to the Credit Agreement.

2. The parties hereto desire to make certain amendments to the Credit Agreement.

3. Each of the parties hereto, by its signature hereto, hereby acknowledges, consents and agrees to the matters set forth herein.

4. In consideration of the premises and mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

Second Amendment

to Credit Agreement

ARTICLE II

AMENDMENTS TO THE CREDIT AGREEMENT

SECTION 2.1 Amendments to the Credit Agreement. Each of the parties hereto hereby consents and agrees that the Credit Agreement shall be amended as of the Amendment Effective Date as follows:

(a) Section 2.03(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“With respect to the Borrowing Funding Request delivered on any day and Loans to be made on the next Business Day, (a) the estimate of Unrestricted ResCap Liquidity and Consolidated Liquidity on the proposed Funding Date shall include funds permitted to be withdrawn by an Obligor from the Collection Accounts (other than the European SPV Accounts and the European Hedging Accounts) on such Funding Date, and (b) the Borrowing Base on which such Borrowing Funding Request is based shall exclude such funds permitted to be withdrawn.”

(b) Section 2.03(b) of the Credit Agreement is hereby amended and restated as follows:

“If the Borrowers determine in good faith on any Business Day that (i) their estimate of Unrestricted ResCap Liquidity or Consolidated Liquidity is incorrect or (ii) that ResCap has insufficient liquidity to fund any Advances on the Monthly Servicing Advance Date, the Borrowers may deliver a written request that the Lenders fund Loans on such Business Day and a Borrowing Base Report including a Borrowing Base as of such Business Day. The Lenders may, in their sole discretion, agree to such request, but it is understood and agreed they are not required to do so. In the event that any Lender deposits the proceeds of its Loans prior to the time requested in the Borrowers’ request, such deposit shall be deemed a waiver by such Lender of any notice requirements with respect to such Loan under this Agreement. With respect to any calculation of the Borrowing Base on the Monthly Servicing Advance Date, the Borrowers may include in the calculation of the Collateral Value of the GSAP Class A-1 Preference Shares and the GSAP Class A-2 Preference Shares, to the extent otherwise permitted by the definition of Preference Share Value under Schedule 2.04, GSAP Advances that made and sold or contributed to the GSAP Issuer on such Monthly Servicing Advance Date; provided that, with respect to each calculation of the Borrowing Base on such date, the Borrowers shall have provided the Credit Agent with a certification as to the aggregate amount of such GSAP Advances. The Borrowers covenant and agree that the aggregate amount of actual GSAP Advances made on the Monthly Servicing Advance Date shall equal or exceed the amount of GSAP Advances stated in the certification provided to the Credit Agent on such date.”

(c) Section 2.08(c) of the Credit Agreement is hereby amended by deleting the references to “11:00 a.m.” therein and replacing them with “3:00 p.m.”

(d) Section 7.01 of the Credit Agreement is hereby amended by inserting a new clause (y) thereto as follows:

“(y) REO Property. With respect to any Collateral consisting of REO Property, the Obligors will obtain a broker price opinion every ninety (90) days to the extent required under the Servicing Guidelines for so long as such Collateral is retained.”

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(e) Section 7.02(r) of the Credit Agreement is hereby amended and restated as follows:

“(r) agree to amend, modify or waive any provision of any Underlying Document (including, without limitation, any temporary increase in any facility limit with respect to the First Savings Repurchase Agreement or related documents that would result in the aggregate amounts purchased and advanced thereunder to exceed 60 million) or the organizational documents of the GSAP Preferred Share SPVs without the written consent of the Credit Agent.”

(f) The phrase “European Hedging Account” found throughout the Credit Agreement is hereby amended by adding an “s” at the end of such the phrase.

SECTION 2.2 Amendments to Schedule 1.01 to the Credit Agreement. Each of the parties hereto hereby consents and agrees that Schedule 1.01 to the Credit Agreement shall be amended as of the Amendment Effective Date as follows:

(a) Clause (iii) of the definition of “Applicable Deposit Date” is hereby amended and restated as follows:

“(iv) in the case of any Collateral Disposition Proceeds relating to U.S. residential REO Property: (a) the day such funds are received if such Collateral Disposition Proceeds exceed $100,000,000 or (b) five (5) Business Days after receipt of such funds; provided, however, that if a Collateral Disposition of less than $100,000,000 has occurred within the first nine (9) Business Days of a month, the earlier of (x) five (5) Business Days after ResCap Treasury has actual knowledge of the receipt of the related fund or (y) the date the Collateral Value Report is required to be delivered in the following calendar month.

(b) A new clause (iv) is hereby inserted in the definition of “Applicable Deposit Date” as follows:

“in the case of any Collateral Disposition Proceeds or other Collections relating to an Asset (except to the extent described in clause (i), (ii) or (iii) above), (a) the day such funds are received by an Obligor if such Collateral Disposition Proceeds or other Collections exceed $100,000,000 or (b) in all other cases, three Business Days after such funds are received by an Obligor;”

(c) The definition of “Approved Additional Collateral” is hereby amended and restated as follows:

“Approved Additional Collateral” means (a) Eligible Assets consisting of US Mortgage Loans, (b) Eligible Assets consisting of Incremental Advances, (c) Eligible Assets consisting of an increase in the aggregate outstanding principal balance of a European Note in accordance with the terms of the European Security Documents, (d) Eligible Assets consisting of an increase in the Carrying Value of RFC’s Equity Interest in Equity Investment I due to its acquisition of

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Supporting Assets, (e) Eligible Assets consisting of an increase in the Carrying Value of an Equity Interest in an REO Subsidiary due to the REO Subsidiary’s acquisition of REO Properties, and (f) any other Eligible Assets which have been identified as Eligible Assets in a Collateral Addition Designation Notice.

(d) The definition of “Asset” is hereby amended and restated as follows:

“Asset” means (i) a Mortgage Loan, (ii) a Financial Asset Backed Security, (iii) an Eligible Warehouse Loan or a increase in the Collateral Value thereof, (iv) a Flume No. 8 Note or an increase in the Carrying Value thereof due to Flume No. 8 SPE’s acquisition of Supporting Assets, (v) the GSAP Class A-1 Preference Shares and the GSAP Class A-2 Preference Shares, (vi) an Equity Interest in a Financing SPV or an increase in the Carrying Value thereof due to its acquisition of Supporting Assets, (vii) an Equity Interest in a REO Subsidiary or an increase in the Carrying Value thereof due to its acquisition of REO Properties, (viii) a GX II Note or an increase in the Carrying Value thereof due to GX II SPE’s acquisition of Supporting Assets, (ix) RFC’s equity interest in Equity Investment I or an increase in the Carrying Value thereof due to its acquisition of Supporting Assets, or (x) any other asset identified as an Asset in a Collateral Addition Designation Notice.

(e) The definition of “Eligible Asset” is hereby amended and restated as follows:

“Eligible Asset” means an Asset which satisfies the following criteria:

(a) such Asset (i) is an Incremental Advance, (ii) is an increase in the aggregate outstanding principal balance of a European Note in accordance with the terms of the applicable European Security Documents with the consent of the Credit Agent in its sole discretion in an effective Collateral Addition Designation Notice, (iii) RFC’s Equity Interest in Equity Investment I and, with the consent of the Credit Agent in its sole discretion in an effective Collateral Addition Designation Notice, an increase in the Carrying Value of such equity interest due to its acquisition of Supporting Assets, (iv) an Equity Interest in an REO Subsidiary, an increase in the Carrying Value of such Equity Interest due to the REO Subsidiary’s acquisition of LOC REO Properties, and, with the consent of the Credit Agent in its sole discretion in an effective Collateral Addition Designation Notice, an increase in the Carrying Value of such Equity Interest due to the REO Subsidiary’s acquisition of other REO Properties, (v) is a US Mortgage Loan listed on a Mortgage Schedule in accordance with Section 7.01(w) and designated as an Eligible Asset in an effective Collateral Addition Designation Notice, or (v) is otherwise specified as an Eligible Asset with the consent of the Credit Agent in its sole discretion in an effective Collateral Addition Designation Notice;

(b) such Asset is owned by a Borrower or a Guarantor; and

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(c) such Asset satisfies the Eligibility Requirements.

(f) The definition of “First Savings Mortgage Loan” is hereby amended and restated to read as follows:

“First Savings Mortgage Loan” means any mortgage loan or other loan or asset subject to the First Savings Repurchase Agreement.

(g) The definition of “First Savings Repurchase Agreement” is hereby amended and restated to read as follows:

“First Savings Repurchase Agreement” means the Master Repurchase Agreement dated as of July 1, 2009 between RFC and First Savings Mortgage Corporation, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

(h) The definition of “Loan Repayment Date” is hereby amended by deleting the reference to “June 30, 2009” and replacing it with “July 31, 2009”.

(i) The definition of “Transfer” is hereby amended and restated as follows:

“Transfer” means any sale, securitization, financing, exchange, creation of lien, pledge or encumbrance or other disposition by any Obligor or any Subsidiary of ResCap of any Collateral to any Person, provided that Transfers shall exclude any foreclosure by ResCap or any of its Affiliates whereby such entity becomes the owner of REO Property; provided that ownership of any REO Property resulting from the foreclosure of any US Mortgage Loan constituting Collateral shall be transferred to a REO Subsidiary as soon as reasonably practicable and shall become part of Supporting Assets for Qualifying Collateral.

SECTION 2.3 New Definitions. Schedule 1.01 to the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical location therein:

“Advances” means any advance relating to domestic Mortgage Loans or REO Property made by a Guarantor: (i) to inspect, protect, preserve or repair properties that secure defaulted Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by such servicer in connection with foreclosure, bankruptcy, eviction or litigation actions, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, or any other out of pocket expenses incurred as servicer and in the ordinary course of business to maintain or maximize the value of a Mortgage Loan or REO Property; (ii) of delinquent interest and/or principal on the related Mortgage Loan to the extent such advance is funded out of the Guarantor’s own funds and not using amounts held for future distribution;

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or (iii) with respect to a Mortgage Loan of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid by the related payor under the terms of the related Mortgage Loan.

“GSAP Advances” shall have the meaning set forth in the definition of “Advance” under the GSAP Second Amended and Restated Indenture.

“LOC REO Property” means a residential REO Property located in the United States that has been acquired as a result of foreclosure (or deed in lieu of foreclosure) of a US Mortgage Loan which was Qualifying Collateral.

“Monthly Servicing Advance Date” means, with respect to each calendar month, the date during such calendar month with the largest servicing advance requirements, as evidenced in the ResCap Liquidity Balance Rollforward delivered on the first Business Day of such calendar month or as otherwise agreed in writing by the Credit Agent and the Borrowers.

“ResCap Treasury” means the ResCap treasury operations group located in the Chief Executive Office of ResCap.

“REO Subsidiary” means (a) PATI Real Estate Holdings, LLC, (b) RAHI Real Estate Holdings, LLC and (c) any other special purpose vehicle which has been approved in writing by the Credit Agent pursuant to a Collateral Addition Designation Notice.

SECTION 2.4 Amendments to Schedule 2.04.

(a) Schedule 2.04 to the Credit Agreement is hereby amended by amending and restating clause (l) in its entirety to read as follows.

“(l) With respect to any Equity Interest in an REO Subsidiary, (i) the Specified Percentage of the Carrying Value of each LOC REO Property owned by such REO Subsidiary and (ii) the Specified Percentage of the Carrying Value of REO Property that is not a LOC REO Property owned by an REO Subsidiary, provided in each case that such ownership interest has been submitted for recordation in the applicable real estate records and provided further that the Carrying Value of an REO Property shall be zero until such time as the aggregate value included in the Collateral Value with respect to the related US Mortgage Loan is zero.”

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(b) Schedule 2.04 to the Credit Agreement is hereby amended by inserting a new clause (m) to read as follows:

“(m) The Collateral Value of any Approved Additional Collateral, calculated in accordance with the methodology (including any reductions or haircuts to carrying or market value) set forth in the Collateral Addition Designation Notice with respect to such Approved Additional Collateral.”

(c) Schedule 2.04 of the Credit Agreement is hereby amended by amending and restating the definition of “NP” contained therein as follows:

“NP = the amount of Net Proceeds then on deposit in the Collection and Funding Account, the Principal Reserve Sub-Account and the Note Payment Account that are not permitted to be withdrawn from such accounts by the Borrowers or their Affiliates currently or on the next succeeding day.”

(d) Section 5 of Schedule 2.04 to the Credit Agreement is hereby amended by inserting the following at the end of such Section 5:

With respect to any Equity Interest in an REO Subsidiary, (i) the initial Specified Percentage for LOC REO Property owned by an REO Subsidiary shall be 0% and (ii) the initial Specified Percentage for REO Property that is not a LOC REO Property owned by an REO Subsidiary shall be 0%.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 3.1 Amendment Effective Date. This Agreement and the provisions contained herein shall become effective as of the Amendment Effective Date.

SECTION 3.2 Opinions and Other Deliverables. The Obligors covenant and agree to deliver or cause to be delivered (a) opinions of counsel to the Obligors with respect to the transactions contemplated hereby, which opinions shall be in form and substance satisfactory to the Credit Agent, on or before July 8, 2009 and (b) such other documents, including but not limited to the Obligors’ board resolutions approving this Agreement, as the Credit Agent may reasonably request, which documents will be in form and substance satisfactory to the Credit Agent, on or before July 15, 2009. The Obligors acknowledge and agree that the Lender Agent may, upon the failure to deliver any of the items set forth in clauses (a) and (b) above in the timeframes set forth therein, declare an Event of Default.

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ARTICLE IV

NOTICES, ACKNOWLEDGEMENTS, CONFIRMATION AND REPRESENTATIONS

AND WARRANTIES

SECTION 4.1 Notice. Each party hereto hereby acknowledges timely notice of the execution of this Agreement and of the transactions and amendments contemplated hereby. Each party hereto hereby waives any notice requirement contained in the Credit Agreement or the other Facility Documents with respect to the execution of this Agreement.

SECTION 4.2 Reservation of Rights. The Borrowers and the Guarantors each hereby acknowledge and agree that none of this Agreement, the making of any loan under the Credit Agreement by any Lender and any Lender’s, the Credit Agent’s or the Omnibus Agent’s consent thereto either before or after the Amendment Effective Date shall constitute (w) an approval of the accuracy of all or any portion of any Borrower funding request or related certification, (x) a waiver or forbearance by any Lender, the Credit Agent or the Omnibus Agent under any of the Facility Documents, (y) the acceptance by any Lender, the Credit Agent or the Omnibus Agent of any course of conduct by any Obligor or any other Person or (z) an agreement by any Lender, the Credit Agent or the Omnibus Agent to amend any of the Facility Documents without all required approvals or related certification. The Borrowers and the Guarantors each hereby further acknowledge and agree that the Lenders, the Credit Agent and the Omnibus Agent reserve all rights, remedies and options under the Facility Documents to require either Borrower to satisfy in all respects the conditions relating to the making of any loan under the Facility Documents and each Obligor to perform all of its obligations under the Facility Documents which are then due and owing or are susceptible of performance, as the case may be.

SECTION 4.3 Confirmation of the Facility Documents. The Borrowers, the Guarantors and the Obligors each hereby acknowledge and agree that the Credit Agreement and each other Facility Document (each as amended as of the date hereof) are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Without limiting the foregoing, each Obligor reaffirms its grant of a security interest in all the Collateral pledged by it, and agrees that such security interest secures all Obligations. As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement” or in any other Facility Document to the “Credit Agreement” shall mean the Credit Agreement as amended by this Agreement, and as hereinafter amended, restated or modified.

SECTION 4.4 Representations and Warranties. By its signature hereto, each Borrower, each Guarantor and each other Obligor hereby represents and warrants that, before and after giving effect to this Agreement, as follows:

(a) Its representations and warranties set forth in the Facility Documents (each as amended as of the date hereof) are true and correct as if made on the date hereof, except to the extent they expressly relate to an earlier date; and

(b) No Default has occurred and is continuing.

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ARTICLE V

MISCELLANEOUS

SECTION 5.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

SECTION 5.2 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents) and all of which when taken together shall constitute one and the same agreement.

SECTION 5.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 5.4 Entire Agreement. This Agreement, the Credit Agreement and the other Facility Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

SECTION 5.5 Captions. The various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 5.6 Severability. If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

SECTION 5.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

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TRANSACTIONS CONTEMPLATED HEREBY AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RFC ASSET HOLDINGS II, LLC, as Borrower

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-1	Second Amendment to Credit Agreement

PASSIVE ASSET TRANSACTIONS, LLC, as Borrower

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-2	Second Amendment to Credit Agreement

RESIDENTIAL FUNDING COMPANY, LLC, as Guarantor

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-3	Second Amendment to Credit Agreement

GMAC MORTGAGE, LLC, as Guarantor

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-4	Second Amendment to Credit Agreement

RESIDENTIAL CAPITAL, LLC, as Guarantor

By:	/s/ John M. Peterson
Name:	John M. Peterson
Title:	Assistant Treasurer

S-5	Second Amendment to Credit Agreement

GMAC LLC, as Credit Agent, Initial Lender and Omnibus Agent

By:	/s/ David C. Walker
Name:	David C. Walker
Title:	Business Unit Treasury Executive

S-6	Second Amendment to Credit Agreement